                                                  Exhibit 10.26



                                 November 9, 1995


Mr. Seth E. Schofield
Chairman and Chief Executive Officer
USAir, Inc.
2345 Crystal Drive
Arlington, Virginia  22227

Dear Seth:

      This letter, when countersigned by you, will constitute an agreement between you and USAir, Inc. ("USAir") concerning supplemental retirement benefits to be paid to you upon your retirement from USAir. This agreement has been approved by the Compensation and Benefits Committee of the Board of Directors at its meeting on November 9, 1995. USAir hereby agrees with you as follows:

      1. In consideration for your past services to USAir and your future services between the date of this letter and the time of your retirement, USAir will pay or cause to be paid to you, or on your account, a supplemental pension benefit in an amount determined in accordance with paragraph 3 of this letter.

      2. For purposes of this agreement, (a) the Retirement Plan for Certain Employees of USAir, Inc., (b) the Target Benefit Plan for Certain Employees of USAir, Inc., (c) the USAir, Inc. Supplementary Retirement Benefit Plan, and (d) any defined contribution pension plan maintained by USAir for the purpose of providing retirement income (whether qualified or non-qualified), will be referred to collectively as the "Pension Plans" and the Retirement Plan for Certain Employees of USAir, Inc. when being referenced on its own will be referred to as the "Retirement Plan."

      3. The supplemental pension benefit payable to you pursuant to this agreement will be in an amount calculated as follows:

      (a) the pension benefit calculated under the benefit formula set forth in the Retirement Plan as if the Retirement Plan had not been frozen in 1991 and using your salary of record, rather than your reduced salary, for the years 1992, 1993, 1994 and 1995, less

      (b) all pension benefits payable to you in the aggregate under the Pension Plans as defined above.

Mr. Seth E. Schofield
November 9, 1996

      4. In determining the amount of the pension benefit calculated under the benefit formula set forth in the Retirement Plan for purposes of subparagraph 3(a), it shall be assumed that the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, are not applicable.

      5. In determining the amount of the pension benefits payable in the aggregate under the Pension Plans for purposes of subparagraph 3(b), any benefit payable under a defined contribution plan maintained by USAir shall only be included to the extent that the benefit is attributable to contributions made by USAir and any portion of the benefit payable under such defined contribution plan attributable to your own contributions shall be excluded.

      6. In determining the amount of the pension benefits payable in the aggregate under the Pension Plans for purposes of subparagraph 3(b), any benefit payable under one of the Pension
Plans in the form of a lump sum, shall be converted to an annuity for purposes of calculating the benefit to be offset.

      7. In determining the amount of your supplemental benefit hereunder, the reduction factors, actuarial assumptions, definitions, administrative provisions and other applicable provisions of the Retirement Plan will control.

      8. The supplemental benefit payable hereunder shall be unfunded and shall be paid directly from USAir's general assets, including any trust or fund created for that purpose. The supplemental benefit payable hereunder shall be paid in the same form of payment as your benefit payments are made under the Retirement Plan.

      If you concur in the foregoing, please indicate your agreement by signing a copy of this letter in the space provided below.

                                  USAIR, INC.

                               By: /s/Mathias J. DeVito
                                  _______________________________
                                  Mathias J. DeVito
                                  Chairman of the Compensation
                                     and Benefits Committee
Agreed:

/s/Seth E. Schofield
_____________________________
Seth E. Schofield

December 30, 1995      (Date)
_____________________________